UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2011

ViewCast.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075-7840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 488-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2011, ViewCast.com, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with 12 investors (the “Investors”) for the purchase of an aggregate of 6,618,068 shares of common stock of the Company (“Common Stock”) for an aggregate purchase price of $745,000. The purchase price per share of Common Stock is $0.1125707 which was the weighted average closing price for the five trading days immediately prior to December 27, 2011. Pursuant to the Subscription Agreements, the Investors also subscribed for warrants (the “Warrants”) exercisable into 6,618,068 shares of Common Stock at an exercise price of 0.1238278 per share of Common Stock which was 110% of the weighted average closing price for the five trading days immediately prior to December 27, 2011. The Warrants will expire on December 31, 2014. The Investors subscribed for the following number of shares of Common Stock and Warrants exercisable into the same number of shares of Common Stock:

David W. Brandenburg RIRA – 888,331 shares

Diana L. Brandenburg RIRA – 888,331 shares

John C. Hammock – 888,331 shares

Lance L. Latham – 888,331 shares

Lance F. Ouellette – 888,331 shares

John Scamardella – 888,331 shares

Stuart Barab – 222,083 shares

Lionel L. Dace – 222,083 shares

Christina K. Hanger – 222,083 shares

Richard Molinsky – 222,083 shares

Kevin D. and Cathy D. Towery – 222,083 shares

George C. Platt – 177,667 shares

On December 27, 2011, 3,775,408 shares of Common Stock out of the 6,618,068 subscribed for shares of Common Stock were issued to Mr. Branderburg’s RIRA, Ms. Brandenburg’s RIRA, Mr. Scamardella, Mr. Barab, Mr. Dace, Ms. Hanger, Mr. Molinsky and Mr. and Mrs. Towery upon receipt of an aggregate of $425,000 and the corresponding Warrants exercisable into 3,775,408 shares of Common Stock were issued. The remaining 2,842,660 shares of Common Stock and the corresponding Warrants exercisable into 2,842,660 shares of Common Stock will be issued to Mr. Hammock, Ms. Latham, Mr. Ouellette and Mr. Platt on or before January 31, 2012 upon receipt of an aggregate of $320,000.

Messrs. Brandenburg, Hammock, Ouellette and Platt and Ms. Hanger are directors of the Company, Mr. Hammock is the President and Chief Executive Officer of the Company and Ms. Latham is the Chief Financial Officer and Senior Vice President of Finance and Administration of the Company. They acquired the shares of Common Stock on the same terms as the other five Investors. Mr. Ouellette is the stepson of H.T. Ardinger, Jr., a principal stockholder of the Company. There are no additional material relationships between the Company and the Investors aside from entering into the Subscription Agreements. Each of the Investors is an “accredited investor” as defined under Rule 501 promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the shares of Common Stock and the Warrants are being issued pursuant to Rule 506 promulgated pursuant to the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this report on Form 8-K (and as incorporated by reference under this Item 3.02), in connection with the sale of 3,775,408 shares of Common Stock and Warrants exercisable into 3,775,408 shares of Common Stock on December 27, 2011 pursuant to Rule 506 promulgated pursuant to the Securities Act and the subscription to purchase an additional 2,842,660 shares of Common Stock and Warrants exercisable into 2,842,660 shares of Common Stock by January 31, 2012 pursuant to Rule 506 promulgated pursuant to the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: January 3, 2012	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer